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                                                                    Exhibit 99.1

                            STOCK PURCHASE AGREEMENT

       STOCK PURCHASE AGREEMENT dated as of the 17th_ day of January, 2002, by and among Travlang Inc., a Delaware corporation ("TRVL" or the "BUYER"), Sec2wireless Inc., a Delaware corporation ("S2W" or the "Company") and the shareholders of S2W, as set forth in Schedule 2.1(a) (collectively, the "SELLERS," and individually, each a "Seller"). TRVL, S2W and the Sellers are referred to collectively herein as the "Parties."

       WHEREAS, the Sellers own beneficially and of record ___________common shares consisting of all of the issued and outstanding ordinary shares, par value $0.001 per share, of the Company (the "COMPANY STOCK") as set forth on
SCHEDULE 2.1, hereto;

       WHEREAS, subject to and on the terms and conditions contained herein, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, the Company Stock in exchange for an aggregate of newly issued unregistered under the Securities Act of 1933 (the "SECURITIES ACT") shares of the common stock, par value $0.001 per share of TRVL; and

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                           SALE AND PURCHASE; CLOSING

       SECTION 1.1 PURCHASE AND SALE OF THE COMPANY STOCK. Subject to the terms and conditions set forth herein, at the Closing, the Sellers shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Sellers, free and clear of all liens, encumbrances, charges, claims, rights, interests, security interests and any other encumbrances whatsoever, the Company Stock.

       SECTION 1.2 PURCHASE PRICE.

              (a) ISSUANCE OF TRVL STOCK. Each share of Company Stock owned by a Seller and all rights existing with respect thereto shall be exchanged for newly issued unregistered shares of the common stock, par value $0.001 per share, of TRVL (the "TRVL STOCK"), to be issued as set forth below.

              (b) Such amount of shares, representing eighty percent (80%) of the issued and outstanding share capital of TRVL, shall be issued at the Closing (as defined herein) to the Sellers in accordance with the allocation set forth in SCHEDULE 1.2(B) attached hereto. A portion of such shares shall be issued in Travlang Preferred Stock, which shall have the terms set forth on Schedule 1.2
(b) hereto. The number of shares shall be based on a fully-diluted capitalization and shall assume that the Company's outstanding convertible debentures and Series A Preferred Stock are converted at a $6 million valuation.

       SECTION 1.3 CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Company Stock contemplated hereby (the "CLOSING")

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shall take place at 2:00 p.m., local time, at TRVL's offices in Boca Raton,
Florida on January 25 2002, or if on such date the conditions specified in
Article 5 shall not have been satisfied or waived, a date selected by Buyer not later than the fifth business day following such satisfaction or waiver (the "CLOSING DATE").

                                   ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

       The Company and the Sellers hereby represent and warrant to the Buyer as follows:

       SECTION 2.1 CAPITALIZATION. SCHEDULE 2.1(A) sets forth a complete list of the Sellers, in each case indicating the class and number of shares of the Company's capital stock held by each such Seller. The authorized outstanding capital stock of the Company consists of 17,200,000 common shares, par value $0.001 per share and 2,800,000 preferred shares, par value $0.001 per share, of which ______________(________) shares are issued and outstanding. No shares of the Company Stock are held in the treasury of the Company. There are no outstanding options and/or warrants for the purchase of the Company's Common Stock other than set forth on Schedule 2.1. The Sellers are the record and beneficial owners of all of the Company Stock and all of such stock is duly authorized, validly issued, fully paid and non-assessable.

       SECTION 2.2 RECEIPT OF TRVL STOCK.

              (a) INVESTMENT REPRESENTATIONS. The TRVL Stock being issued hereunder is being acquired, and will be acquired, by the Sellers for investment for their own accounts and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law; the Sellers acknowledge that the TRVL Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and the Sellers agree that no shares of TRVL Stock may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. Each Seller is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act. The Sellers have the knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. Each Seller has had the opportunity to make inquiries of and obtain from representatives and employees of TRVL such other information about TRVL as it deems necessary in connection with such investment.

              (b) LEGEND. It is understood that, prior to sale of any shares of TRVL Stock pursuant to an effective registration, the certificates evidencing such shares of TRVL Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of TRVL's counsel by the applicable securities laws of any state), and upon sale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE


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              SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR
              INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

       (c) CERTAIN TRANSFEREES. Except in the case of any transfer of any shares of TRVL Stock issued pursuant to this Agreement to a person in an open market transaction subsequent to the effective date of, and pursuant to, any registration statement covering such shares of TRVL Stock, no Seller shall transfer any such shares of TRVL Stock to any person or entity unless such transferee shall have agreed in a writing, in form and substance satisfactory to TRVL, to be bound by the provisions applicable to the Sellers under this Section
2.2 and such transfer shall be made in accordance with all applicable Federal and state securities laws.

       SECTION 2.3 NO CONFLICTS; CONSENTS. Each of the Company and each Seller has full power, capacity and authority to execute and deliver this Agreement and each other transaction document to which each is a party and to consummate the transactions contemplated hereby and thereby (the "CONTEMPLATED TRANSACTIONS"). The execution, delivery and performance by the Company, and the Sellers of this Agreement and each other transaction document to which it, he or she is a party, the consummation of the Contemplated Transactions to which the Company and the Sellers are parties or the contemplated change of control of the stock ownership of the Company, will not (i) violate any provision of the articles of association (or comparable instruments) of the Company, any Company Subsidiary or any Seller; (ii) require the Sellers or the Company to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on
SCHEDULE 2.3 (collectively, the "SELLER REQUIRED CONSENTS"); (iii) violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract of a type required to be listed on SCHEDULE 2.3 to which any Seller, the Company Subsidiary or the Company is a party or by which any of them or any of their Assets may be bound or subject, or result in the creation of any Lien upon the Company or any Company Subsidiary Stock or upon any of the Assets of the Company or any Company Subsidiary pursuant to the terms of any such Contract; (iv) to the best of their knowledge, violate any material Law or Order of any Governmental Body against, or which is binding upon, the Sellers or the Company, or upon their respective Assets or the Business; or (v) violate or result in the revocation or suspension of any material permit.

       SECTION 2.4 CORPORATE EXISTENCE AND POWER.

              (a) The Company and the Company's Subsidiary are duly organized, validly existing and in good standing as corporations under the laws of Delaware or other relevant jurisdiction of incorporation, and have all requisite powers and all material permits required to carry on the business as it is presently conducted. The Company and Company Subsidiary are duly qualified to do business as foreign corporations and are in good standing in


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each jurisdiction where the character of the property owned or leased by either or the nature of its activities makes such qualification necessary.

              (b) SCHEDULE 2.4 (B) sets forth the name of each wholly owned Subsidiary of the Company (collectively, the "COMPANY SUBSIDIARIES or the "COMPANY SUBSIDIARY"), its jurisdiction of incorporation or other organization, each jurisdiction in which it is duly qualified to do business as a foreign entity, the authorized capital stock or other ownership interests of, and the securities issued by, such Company Subsidiary.

       SECTION 2.5 CLAIMS AND PROCEEDINGS. Except as set forth on SCHEDULE 2.5 there are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "CLAIMS") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or threatened on the date hereof, against or involving the Company, any Company Subsidiary or their respective assets or businesses. Except as set forth on SCHEDULE 2.5, there are no outstanding Orders of any Governmental body against or involving the Company, any Company Subsidiary or the business.

       SECTION 2.6 COMPLIANCE WITH LAWS. Neither the Company nor any Company Subsidiary is in violation in any material respect of any material order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "ORDERS"), or to the best of the Company's knowledge, any material law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "GOVERNMENTAL BODIES") affecting or relating to their respective assets, or the business or to the employees conducting the Business.

       SECTION 2.7 ABILITY TO CONDUCT BUSINESS. As of the Closing, the assets of the Company will be sufficient and adequate to permit the continued conduct of the business of the Company and the Company Subsidiaries substantially as it has been conducted since its incorporation and, assuming all Seller Required Consents are obtained, the consummation of the transactions contemplated by the terms of this Agreement will enable the Buyer to conduct the business substantially as it has been conducted since that date. The Company has all of the licenses and permits required to conduct its business as it is presently being conducted, all of which are in full force and effect. No written notice of a violation of any such license or permit has been received by the Company, or, to the knowledge of the Company, threatened, and no proceeding is pending or, to the knowledge of the Company, threatened, to revoke or limit any of them. The Company has no reason to believe that any of its licenses and permits in effect on the date hereof will not be renewed or cannot be assumed by the Company at or after Closing without material interruption in the Company's ability to lawfully carry on its business after Closing.

       SECTION 2.8 FINANCIAL STATEMENTS. The Company has previously furnished to TRVL true and complete copies of its audited financial statements for the year ended December 31, 2000 and unaudited financial statements through the most recent quarter (collectively called the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements fairly represent the financial position of the Company as of such dates and the results of its operations and changes in financial position for such periods.


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       SECTION 2.9 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule
2.9, the Company does not have any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, including, without limitation, any uninsured liabilities which were not accrued or reserved against in the Company Financial Statements other than those incurred in the ordinary course of business or which in the aggregate do not or cannot reasonably be expected to have a material adverse effect upon the earnings, assets, financial condition or operations of the Company.

       SECTION 2.10 INTELLECTUAL PROPERTY. Schedule 2.10 sets forth a schedule of the Company's Intellectual Property. The Company owns or is licensed or otherwise has the right to use all of the intellectual property that is being used in its business as it is presently being conducted. There is no claim, suit, action or proceeding, pending or, to the knowledge of the Company, threatened, against the Company asserting that its use of any intellectual property infringes the rights of any third party or otherwise contesting the Company's rights with respect to any intellectual property, and no third party is known to the Company to be infringing upon the rights of the Company in its intellectual property. All patents, registrations and certificates issued by any governmental agency relating to the Company's intellectual property are valid and subsisting and have been properly maintained.

       SECTION 2.11 MATERIAL CONTRACTS. Schedule 2.11 sets forth a complete and correct list of each material contract of the Company. Except as set forth in
Schedule 2.11, all of the material contracts of The Company are in full force and effect and to the knowledge of the Company there has not occurred, with respect to any such material contract, any default or event of default, which, with or without due notice of with the lapse of time, or both, would constitute a default or event of default on the part of the Company or, to the knowledge of the Company, any other party thereto. Complete copies of all the material contracts of the Company have been delivered to TRVL.

       SECTION 2.12 INSIDER INTERESTS. Except as listed in Schedule 2.12 no officer, director, or affiliate of the Company (i) has any agreement with the Company, or (ii) has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including, without limitation, intellectual property, used in or pertaining to the business of the Company, except as a stockholder or employee of , or (iii) directly or indirectly owns any interest in or controls or is an employee, agent, member, principal, officer, director, or partner of, or participant in, or consultant to any corporation, partnership, limited liability company, sole proprietorship, limited partnership, joint venture, association, or other entity which is a competitor, supplier or customer, of the Company.

       SECTION 2.13 INSIDER TRANSACTIONS. Schedule 2.12 sets forth a correct and complete statement of (a) the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of the Company to or from any past or present officer, director, employee, partner or stockholder thereof or any person related to, controlled by or under common control of any of the foregoing and (b) all transactions, together with their essential terms, between such persons and the Company.


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                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF TRVL

       TRVL hereby represents and warrants to S2W and Sellers as follows:

       SECTION 3.1 ORGANIZATION AND STANDING. TRVL is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

       SECTION 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has full power and authority to make, execute and deliver and perform this Agreement and each other transaction document to which it is or, at the Closing, will be a party and to consummate the Contemplated Transactions.

       SECTION 3.3 BINDING EFFECT. This Agreement and all transaction documents executed by TRVL constitute the valid and binding obligations of such party, enforceable against TRVL.

       SECTION 3.4 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the other transaction documents by TRVL nor the performance by TRVL of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of, or a default under, (i) the charter or formation documents of TRVL, or (ii) any law, rule, judgment, order, writ, injunction, or decree of any court currently in effect applicable to TRVL, or
(iii) any rule or regulation of any administrative agency or other governmental authority currently in effect applicable to TRVL, or (iv) any agreement, indenture, contract or instrument to which TRVL is now a party or by which any of the assets of TRVL is bound.

       SECTION 3.5 CLAIMS AND PROCEEDINGS. With the exception of any matter listed in Schedule 3.5, there are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "CLAIMS") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or threatened on the date hereof, against or involving TRVL or its respective assets or businesses, or any outstanding Orders of any Governmental body against or involving TRVL.

       SECTION 3.6 CAPITALIZATION. SCHEDULE 3.6 sets forth a complete list of TRVL issued and outstanding share capital as of the date of the Closing. The authorized capital stock of TRVL consists of Fifty Million (50,000,000) common shares, par value $0.001 per share and Ten Million (10,000,000) preferred shares, par value $0.001 per share. No shares of TRVL are held in the treasury of the Company. The TRVL Stock to be issued as part of the Purchase Price is validly authorized stock and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or other contractual restrictions of any kind of the shareholders of Buyer, and Sellers will receive good title to the TRVL Stock free and clear of all Liens.

       TRVL will reserve a sufficient number of shares of its unissued preferred stock and common stock and take any other necessary action to ensure that such shares are available for issuance to the Sellers in accordance with Section 1.2.


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       There are no shares of TRVL Stock or any other equity security of TRVL or any rights, options, warrants or convertible securities outstanding or other agreements to acquire shares of TRVL Stock, nor does TRVL have any contractual obligations to purchase, redeem or otherwise acquire any of its outstanding shares (warrants?). No shareholder of TRVL is entitled to any preemptive or similar rights to subscribe for shares of capital stock of TRVL.

       SECTION 3.7 CONSENTS. No authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of other transaction documents by TRVL.

       SECTION 3.8 LIABILITIES. Except as set forth in SCHEDULE 3.8, TRVL shall have no indebtedness, charges, encumbrances, pledges, duties, responsibilities, claims or obligations of any nature, whether absolute, accrued, contingent or otherwise (collectively, "Liabilities"), whether as principal, agent, partner, co-venturer, guarantor or in any capacity whatsoever.

       SECTION 3.9 SEC AND NASD COMPLIANCE. TRVL has timely made or, if not yet due, will timely make all SEC and NASD filings required to be filed by it on or before the Closing Date and all such filings are or will be true, correct and complete; All such filings with the NASD and the SEC will be made available for S2W's and Sellers' review prior to the Closing.

       SECTION 3.10 NO VIOLATION. TRVL is not in violation in any material respect of any material order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "ORDERS"), or any material law, statute, code, ordinance, rule, regulation or other requirement (collectively, "LAWS"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "GOVERNMENTAL BODIES") affecting or relating to its Assets or Business or to the employees conducting its Business.

       SECTION 3.11 FUTURE OBLIGITIONS. Except as set forth in SCHEDULE 3.11, TRVL does not have any material future obligations (exceeding an aggregate of $2,000) of whatever content and nature.

       SECTION 3.12 NO CONFLICTS; CONSENTS. The execution, delivery and performance by TRVL of this Agreement and each other transaction document to which it is or, at the Closing, will be a party and the consummation of the Contemplated Transactions to which it is or, at the Closing, will be a party do not and will not (i) require TRVL to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth in SCHEDULE 3.12 (collectively, the "BUYER REQUIRED CONSENTS"); (ii) if the Buyer Required Consents are obtained prior to the Closing, violate, conflict with or result in the breach or default under (after the giving of notice or the passage of time); or permit the termination of, any material Contract to which TRVL is a party or by which each of TRVL or its respective assets may be bound or subject; or (iii) if the Buyer Required Consents are obtained prior to the Closing, violate any Law or Order of any Governmental Body, against, or binding upon, the Buyer.


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                                   ARTICLE 4
                              CONDITIONS TO CLOSING

       SECTION 4.1 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. The obligations of the Company and the Sellers, on the one hand, and TRVL, on the other, to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

              (a) NO INJUNCTION. No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

              (b) NO PROCEEDING OR LITIGATION. No claim instituted by any person shall have been commenced or pending against the Company, the Sellers, the Buyer or any of their respective Affiliates, officers or directors, which claim seeks to restrain, prevent, change or delay in any respect the Contemplated Transactions or seeks to challenge any of the terms or provisions of this Agreement or seeks damages in connection with any such transactions.

       SECTION 4.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SELLERS. The obligations of the Company and the Sellers hereunder to consummate the Contemplated Transactions are subject, at the option of the Company and Sellers, to the fulfillment prior to or at the Closing of each of the following further conditions:

              (a) DUE DILIGENCE. For a period of ten (10) days following the execution of this Agreement, the Company and its officers, directors, employees, affiliates, attorneys, accountants, financial advisers, consultants, representatives and agents (collectively, the "COMPANY'S AGENTS") shall be provided reasonable access to undertake a complete investigation of the value of TRVL, and its business, affairs, operations, properties, assets and liabilities including, but not limited to, a complete examination of all books and records, contractual commitments, obligations and assets, and the obligation of the Company to complete the Contemplated Transactions shall be subject to a determination by the Company after such investigation that it wishes to consummate the Contemplated Transactions.

              (b) PERFORMANCE. TRVL shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

              (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of TRVL contained in this Agreement and in any certificate or other writing delivered by TRVL pursuant hereto shall be true at and as of the Closing Date as if made at and as of such time.

              (d) BUYER REQUIRED CONSENTS. All Buyer Required Consents shall have been obtained.


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              (e) BOARD OF DIRECTORS. All members of the Board of Directors of
TRVL shall resign from office and shall nominate alternate directors to replace them. The identity of such alternate directors shall be in the sole discretion of the Sellers.

              (f) DELIVERIES. There shall have been delivered to the Sellers the following:

                     (i) a certificate, dated as of the Closing Date, of TRVL, certifying, among other things, that attached or appended to such certificate
(A) are true and correct copies of the articles of incorporation and by-laws of TRVL and all amendments, if any, thereto as of the date thereof; (B) is a true copy of all corporate actions taken by the board of directors of TRVL authorizing the execution, delivery and performance of this Agreement and each other transaction document to be delivered by each of them pursuant hereto; and
(C) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

                     (ii) a signed opinion by TRVL's legal counsel, Sachs, Sax & Klein, P.A., addressed to the Sellers and S2W, dated as of the Closing Date, in a form satisfactory to Sellers.

                     (iii) certificates representing the TRVL Stock;

              (g) The resignation letters of all members of the Board of Directors of TRVL and proper documentation of the appointment of alternate directors to TRVL's board of directors, the identity of which shall be in the sole discretion of S2W.

       SECTION 4.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. All obligations of the Buyer to consummate the Contemplated Transactions hereunder are subject, at the option of the Buyer, to the fulfillment prior to or at the Closing of each of the following further conditions:

              (a) DUE DILIGENCE. For a period of ten (10) days following the execution of this Agreement, the Buyer and its officers, directors, employees, affiliates, attorneys, accountants, financial advisers, consultants, representatives and agents (collectively, the "BUYER'S AGENTS") shall be provided reasonable access to undertake a complete investigation of the value, patentability and marketability of the S2W IP, and the business, affairs, operations, properties, assets and liabilities of the Company including, but not limited to, a complete examination of all books and records, contractual commitments, obligations and assets, and the obligation of the Buyer to complete the Contemplated Transactions shall be subject to a determination by the Buyer after such investigation that it wishes to consummate the Contemplated Transactions.

              (b) PERFORMANCE. The Company and the Sellers shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

              (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement and in any certificate or other writing


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delivered by the Company pursuant hereto shall be true at and as of the Closing
Date as if made at and as of such time.

              (d) SELLER REQUIRED CONSENTS. All Seller Required Consents shall have been obtained.

              (e) COMPANY STOCK. The Buyer shall have received certificates representing the Company Stock duly endorsed in blank or accompanied by stock transfer powers duly executed in blank and in suitable form for transfer by delivery.

              (f) NO PROCEEDING OR LITIGATION. No Claim instituted by any person (other than the Buyer or its Affiliates), shall have been commenced or be pending against the Seller, the Company or the Buyer or any of their Affiliates, partners, officers or directors, which Claim (i) seeks to restrain, prevent, change or delay in any material respect the transactions Contemplated under the terms of this Agreement or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of the Contemplated Transactions and (ii) could, in the reasonable opinion of the Buyer, (x) result in a material adverse effect in the Condition of the business or (y) delay or otherwise affect, in a manner adverse to Buyer, the transactions Contemplated under the terms of this Agreement.

              (g) DELIVERIES. There shall have been delivered to the Buyer the following:

                     (i) A certificate, dated as of the Closing Date, of the Secretary or Assistant Secretary of the Company, certifying, among other things, that attached or appended to such certificate (A) is a true copy of all corporate actions taken by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and each other transaction document to be delivered by the Company pursuant hereto; and (B) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

                     (ii) Signed stock transfer deeds representing the Company Stock in favor of Buyer, in proper form for transfer, together with any other documents that are necessary to transfer to Buyer good and marketable title to the Company Stock;

                                   ARTICLE 5
                                  TERMINATION

       SECTION 5.1 TERMINATION. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

              (a) By mutual written consent of the of the Parties;

              (b) By the Sellers if (i) there has been a material misrepresentation or breach of warranty on the part of the Buyer in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from the Sellers or Company; (ii) the Buyer has committed a


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material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice thereof from the Sellers or Company;

              (c) By the Buyer, if (i) there has been a material misrepresentation or breach of warranty on the part of the Company in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from the Buyer; (ii) the Company or Sellers have committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice thereof from the Buyer;

              (d) By the Sellers or by the Buyer, if there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining the Company, the Sellers or the Buyer from consummating the Contemplated Transactions is entered and such Order shall have become final and nonappealable;

              (e) By the Sellers or by the Buyer, in the event that the Closing Date does not take place and occur prior to February 8, 2002.

                                   ARTICLE 6
                                 MISCELLANEOUS

       SECTION 6.1 SPIN-OFF. Prior to and subsequent to the Closing Date the Company and TRVL shall cooperate in effecting the spin-off of Travlang.com and other assets currently owned by TRVL into a new public company. The spin-off shall be in the form of a stock dividend or other distribution to the existing stockholders of the Company. The record date for this transaction shall be immediately prior to the Closing Date and the Company and the Sellers shall not be entitled to receive any shares in the new company. If such transaction is not complete prior to the Closing Date, then TRVL shall cooperate in the completion of such transaction and the spin-off company shall bear the cost and fees of such transaction.

       SECTION 6.2 ADDITIONAL ISSUANCES; CAPITALIZATION. Until the first anniversary of the Closing Date, the Company shall not (a) effect a reverse stock split without the consent of MCG Partners as representative of the existing TRVL stockholders.

       SECTION 6.3 NAME. TRVL shall waive all rights to the "Travlang" name and associated intellectual property and cooperate in the preparation of any required documents.

       SECTION 6.4 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the other transaction documents executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and the Contemplated Transactions and supersede all prior agreements, written or oral, with respect thereto.

       SECTION 6.5 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by the Company, Sellers and the Buyer. The provisions hereof may be waived in writing by the Company, Sellers and the Buyer. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

       SECTION 6.6 GOVERNING LAW; JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State, without regard to the conflict of laws rules thereof.

       SECTION 6.7 BINDING EFFECT; NO ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by the Sellers or the Company without the express written consent of the Buyer and any purported assignment, unless so consented to, shall be void and without effect. This Agreement may not be assigned (including by operation of Law) by the Buyer without the express written consent of the Company and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

       SECTION 6.8 EXHIBITS. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

       SECTION 6.9 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

       SECTION 6.10 EXPENSES. Except as otherwise specifically provided in this Agreement, the Buyer and the Sellers shall bear their respective expenses, and the Sellers will bear the expenses of the Company, in each case, incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transaction, including, without limitation, all fees and expenses of their respective Representatives.

       SECTION 6.11 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

       SECTION 6.12 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

       SECTION 6.13 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, upon the request of the Buyer, the Sellers will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, the desirable or proper to carry out the intent and accomplish the purposes of this Agreement. The Sellers and the Buyer will each, respectively, bear their or its own costs and expenses incurred in compliance with the first sentence of this Section 6.10.

       IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date set forth above.

                                  BUYER:

                                  TRAVLANG, INC.



                                  By:
                                        -------------------------------------
                                        Howard Brummer, President

                                  THE COMPANY:

                                  Sec2wireless Inc.



                                  By:
                                        -------------------------------------
                                        Lucien Geldzahler, President

                                  SELLERS:



                                  -------------------------------------



                                  -------------------------------------



                                  -------------------------------------



                                  -------------------------------------



                                  -------------------------------------

                      AMENDMENT TO STOCK PURCHASE AGREEMENT


       This Amendment, dated as of February 28, 2002, to Stock Purchase Agreement dated January 21st, 2002 (the "Agreement") by and among Travlang Inc., a Delaware corporation ("TRVL" or the "BUYER"), Sec2wireless Inc., a Delaware corporation ("S2W" or the "Company") and the shareholders of S2W, as set forth in Schedule 2.1(a) of the Agreement. Terms used herein and not otherwise defined, shall have the meaning assigned to them in the Debenture.

       WHEREAS the parties have entered into the Agreement dated January 21st, 2002.

       WHEREAS the parties wish to amend the Agreement, as provided hereinafter.

NOW THEREFORE, it is agreed as follows:

       1. The first paragraph of the preamble of the Agreement is hereby amended so that the words "and the shareholders of S2W" on the third line of such paragraph are replaced with the following words:

              "and each of the shareholders of S2W, severally,"

       2. The preamble of Article 2 of the Agreement is hereby amended so that the words:

"REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS" and the words" The Company and the Sellers hereby represent and warrant to the Buyer as follows:" in the preamble of Article 2 are hereby replaced in their entirety with the following words:

       "REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to the Buyer as follows:"

       3. Section 1.1 of the Agreement is hereby replaced in its entirety with the following Section 1.1:

              "1.1 PURCHASE AND SALE OF THE COMPANY STOCK. Subject to the terms and conditions set forth herein, at the Closing, each of the Sellers severally, shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Seller, free and clear of all liens, encumbrances, charges, claims, rights, interests, security interests and any other encumbrances whatsoever, the Company Stock."

       4. Sections 2.2 and 2.3 of the Agreement are hereby amended so that in every place in Sections 2.2 and 2.3 of the Agreement where the words "the Sellers" appear, they will be replaced with the words "each Seller".

       5. Section 6.10 of the Agreement is hereby replaced in its entirety with the following Section 6.10:

              "6.10 EXPENSES. Except as otherwise specifically provided in this Agreement, the Buyer and the S2W shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transaction, including, without limitation, all fees and expenses of their respective Representatives."

       6. Section 6.13 of the Agreement is hereby amended so that the words ". The Sellers and the Buyer will each, respectively, bear their or its own costs and expenses incurred in compliance with the first sentence of this Section 6.10." are hereby omitted.

       IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement as of the date set forth above.

                                    TRAVLANG, INC.


                                    By:
                                        ----------------------------------------
                                        Howard Brummer, President


                                    Sec2wireless Inc.


                                    By:
                                        ----------------------------------------
                                        Lucien Geldzhaler, President